Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LexinFintech Holdings Ltd. of our report dated April 26, 2018, relating to the consolidated financial statements, which appears in LexinFintech Holdings Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
May 31, 2018